UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated August 29, 2012

of

AGCO CORPORATION

A Delaware Corporation

IRS Employer Identification No. 58-1960019

SEC File Number 1-12930

4205 River Green Parkway

Duluth, Georgia 30096

(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2012, Hubertus Muehlhaeuser resigned as Senior Vice President and General Manager, Europe/Africa/Middle East and Information Technology of AGCO Corporation. Mr. Muehlhaeuser joined AGCO in 2005 and subsequently served in various positions. Martin Richenhagen, President and Chief Executive Officer of AGCO, will handle Mr. Muehlhaeuser’s duties on an interim basis.

Item 9.01.	Exhibits.

The following exhibit is filed with this report:

99.1	Press Release dated August 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Andrew H. Beck
Andrew H. Beck Senior Vice President and Chief Financial Officer

Dated: September 4, 2012